                                                                    EXHIBIT 99.1

NEWS RELEASE


BROADCOM BUSINESS MEDIA CONTACTS      BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William J. Ruehle
Corporate Communications Department   Vice President and Chief Financial Officer
949-450-8700                          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com

BROADCOM TRADE MEDIA CONTACT          NewPort Communications Contact
Laura Brandlin                        Joseph Vithayathil
Director, Marketing Communications    Vice President of Marketing and Sales
949-450-8700                          949-450-1080
lbrandlin@broadcom.com                joev@newportcom.com




                   BROADCOM TO ACQUIRE NEWPORT COMMUNICATIONS,
   TARGETING THE HIGHEST GROWTH SEGMENTS OF THE OPTICAL COMMUNICATIONS MARKET

 Acquisition Adds OC-48 and OC-192 SONET Transceivers, Framers, Serial 10 Gbps
    Ethernet and the World's Highest Speed SerDes Technology for the Optical
                             Communications Market

IRVINE, Calif. - August 14, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high speed broadband communications, today announced that it has signed a definitive agreement to acquire NewPort Communications, Inc., a privately held company based in Irvine, California. NewPort Communications develops high-performance optical communications chips, which enable the rapid build out and bandwidth expansion of the fiber-optic infrastructure necessary to support the explosive growth of the Internet.

The acquisition is a key step in advancing Broadcom's strategic initiative to provide end-to-end IC solutions that increase the performance, intelligence and cost-effectiveness of broadband communication networks worldwide. This merger will provide Broadcom with the broadest offering of CMOS optical communications technologies for the next generation of Synchronous Optical Network/Synchronous Digital Hierarchy (SONET/SDH) and 10-Gigabit Ethernet networks. Specifically, Broadcom will be able to offer optical communications OEMs and laser module suppliers with a broad portfolio of optical and Wide Area Network (WAN) infrastructure products, including transceivers, framers, communications processors and high-speed serial interface devices.

NewPort Communications has achieved design wins and strategic relationships with a number of the top-tier optical infrastructure suppliers. Cisco, Lucent, and Sumitomo are strategic investors in NewPort Communcations and are presently among its largest customers. Other top-tier customers include Alcatel, Ciena, and JDS Uniphase.

NewPort has achieved major industry milestones by introducing the world's first single-chip 2.5 Gigabit-per-second (Gbps) OC-48 transceiver in July 1999 and the world's first 10 Gbps CMOS OC-192 transceiver solution in May 2000. These devices offer substantially higher levels of integration and lower power than competitive Gallium Arsenide, Bipolar or Silicon Germanium solutions. The unique implementation of these ultra-high speed transceivers in standard CMOS process results in the lowest power and cost-per-port, thereby enabling higher port density systems, such as Dense Wavelength Division Multiplexing (DWDM), and integration of the transceiver into the laser module, as well as higher levels of silicon integration of the transceiver with large ASICs, such as framers, intelligent routers, and packet processors.

NewPort's highly integrated and low power system-on-a-chip solutions are ideal for high port count communications systems, such as DWDM transport equipment. NewPort's products allow the economic scaling of the future DWDM equipment by reducing the power consumption and footprint required for each port, resulting in an increase in port density.

Broadcom announced the world's first single-chip 10-Gigabit Ethernet Coarse Wavelength Division Multiplexing (CWDM) CMOS transceiver in May 2000, and is currently developing Serializer/Deserializer (SERDES) technology to speed up the backplanes of next-generation Local Area Network (LAN) and WAN systems. The addition of NewPort's products complements Broadcom's product portfolio and enables Broadcom to offer complete end-to-end solutions for both the LAN and the WAN.

The explosive growth in Internet traffic demands a 10X increase in network bandwidth every two years. As a result, the trunk capacities of Internet backbone equipment will increase from two channels of OC-48 (2.5Gbps) today to more than 80 channels of OC-192 (10Gbps) in 2003. In metropolitan networks, the trend is strongly toward 10-Gigabit Ethernet. According to the Dell'Oro Group, 10-Gigabit Ethernet remains at the forefront of integration between the LAN, Metropolitan Area Network (MAN) and WAN. The NewPort acquisition further reinforces Broadcom's capability to capitalize upon the upcoming convergence of the LAN and WAN infrastructure, and the accelerated port shipment growth associated with it. The Gartner Group forecasts the total available market for WAN optical networking chips to grow to over $1.3 billion in 2001.

"Today's announcement reinforces Broadcom's strategic initiative to provide end-to-end solutions across the LAN and WAN," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "The acquisition of NewPort Communications and its SONET/SDH expertise is not only synergistic with our 10-Gigabit Ethernet technology but is also complementary to the communications processor technology that we are acquiring through our merger with Silicon Spice Inc., announced on August 7. Together these acquisitions will provide Broadcom with a powerful platform to address the rapidly growing wide area networking marketplace."

"The combined capabilities and resources of NewPort and Broadcom will bring the most complete system solutions to the optical communications marketplace," said Dr. Armond Hairapetian, President and CEO of NewPort Communications. "Broadcom's market presence and proven ability to deliver innovative, cost-effective silicon solutions and NewPort's complementary intellectual property and talented engineering pool together promise to speed up the timetable for delivering complete solutions for MAN and WAN networks."

In connection with the acquisition, Broadcom will issue in aggregate about 5.5 million shares of its Class A Common Stock in exchange for all outstanding shares of NewPort's Preferred and Common Stock and upon exercise of outstanding employee stock options, warrants and other rights of NewPort. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by NewPort's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time write-off for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter (ending September 30).

ABOUT NEWPORT COMMUNICATIONS

NewPort Communications, Inc., founded by Dr. Armond Hairapetian and Lorenzo Longo in 1996, supplies mixed-signal integrated circuits for the high-speed communications market. The Company's business objective is to develop highly integrated single-chip solutions that enable economic scaling of the existing bandwidth capacity of today's fiber-based networks. For more information, visit www.newportcom.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of NewPort Communications include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and NewPort Communications' technologies and products in the markets for optical communications integrated circuits; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. NewPort Communications is a trademark of NewPort Communications, Inc. in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.